AMENDMENT NO. 1

TO

FIRST AMENDED AND RESTATED ADVISORY AGREEMENT

THIS AMENDMENT NO. 1 TO FIRST AMENDED AND RESTATE ADVISORY AGREEMENT (this “Amendment No. 1”), dated as of November 26, 2008 and effective as of November 1, 2008, is entered into by and among Grubb & Ellis Apartment REIT, Inc., a Maryland corporation (the “Company”), and Grubb & Ellis Apartment REIT Advisor, LLC, a Virginia limited liability company (the “Advisor”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to that certain First Amended and Restated Advisory Agreement dated as of July 18, 2008 (the “Amended Advisory Agreement”);

WHEREAS, the parties hereto desire to amend the Amended Advisory Agreement as provided by this Amendment No. 1;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Compensation. Section 9(b) of the Amended Advisory Agreement is hereby deleted in its entirety and replaced with the following.

“(b) The Advisor shall receive as compensation for services rendered in connection with the management of the Company’s assets the Asset Management Fee. The Asset Management Fee shall be equal to 0.5% of Average Invested Assets, calculated monthly not to exceed one-twelfth of 0.5% of the Average Invested Assets of the Company as of the last day of the immediately preceding quarter. The Asset Management Fee shall be payable monthly in arrears by the Company in cash or in             shares at the option of the Advisor, and may be deferred, in whole or in part, from time to time, by the Advisor (without interest); provided, however, that effective January 1, 2009, the Advisor will waive the Asset Management Fee until the quarter following the quarter in which the Company generates funds from operations (“FFO”) sufficient to cover 100% of its distributions declared to its stockholders for such quarter. For purposes of calculating FFO, non-recurring charges including, but not limited to, acquisition related expenses, amortization of deferred financing fees on the Company’s line of credit or other equivalent mezzanine financing, interest expense associated with the Company’s line of credit, the Company’s loan from NNN Realty Advisors, Inc. or other mezzanine loans, and gains or losses on future interest rate swaps, will be excluded.”

2. Defined Terms; References.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Advisory Agreement. Each reference to “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference and each reference to “this Amended Advisory Agreement” and each other similar reference contained in the Agreement shall, after the date hereof, refer to the Amended Advisory Agreement as amended by this Amendment No. 1.

3. Titles and Headings.

The headings in this Amendment No. 1 are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Amendment No. 1.

4. Severability.

The invalidity of any portion of this Amendment No. 1 shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

5. Counterparts and Recognition of Facsimile Signatures.

This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument. Additionally, the parties hereto acknowledge and agree that a facsimile signature to this Amendment No. 1 will be recognized and accepted as an original signature.

6. Governing Law.

The parties hereto agree that this Amendment No. 1 shall be governed by the provisions of Section 24 of the Amended Advisory Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed effective as of the date first written above by their respective officers thereunto duly authorized.

GRUBB & ELLIS APARTMENT REIT, INC.

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer & President

GRUBB & ELLIS APARTMENT REIT ADVISOR, LLC

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer & President